UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2007
SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)
Delaware
State or Other
Jurisdiction of
Incorporation

0-25033	63-1201350
(Commission	(IRS Employer
File Number)	Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)
(205) 327-1400
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01.     Entry into a Material Definitive Agreement.
     On January 26, 2007, Superior Bancorp (the “Company”) established a $10,000,000 revolving line of credit with U.S. Bank National Association (the “Lender”). The line of credit, which is secured by 51% of the issued and outstanding stock of the Company’s subsidiary, Superior Bank, will mature on January 26, 2008. Prior to maturity, the line of credit may be increased to $15,000,000 upon the request of the Company and approval of the Lender. The Company may borrow, repay and reborrow amounts advanced under the revolving line of credit from time to time until the maturity date. Interest on each advance under the line of credit accrues, at the Company’s option, at either 1.5% below the prime rate or 1.25% above the one-month, two-month or three-month LIBOR rate. The Lender may accelerate the payment of principal and interest if there is an event of default under the terms of the line of credit. Events of default include, among other things, the Company’s failure to make any payment when due, material breaches of the Company’s representations, warranties or covenants in the loan agreement, the commencement of voluntary or involuntary bankruptcy or similar proceedings with respect to the Company, a default by the Company with respect to other indebtedness and the occurrence of certain other events which have a material adverse effect on the Company. As of January 26, 2007, there was $4.27 million outstanding on this line of credit.
     Neither the Company nor the Company’s officers, directors or other affiliates, nor those persons’ respective affiliates, had any prior material relationship with the Lender.
Item 1.02.     Termination of a Material Definitive Agreement.
     On January 26, 2007, the Company terminated its $10,000,000 line of credit with Compass Bank and replaced it with the line of credit described in Item 1.01 above. The Company incurred no penalties in connection with the termination of the Compass Bank line of credit. Neither the Company nor the Company’s officers, directors or other affiliates, nor those persons’ respective affiliates, had any material relationship with Compass Bank other than in respect of the terminated line of credit.
Section 2 — Financial Information
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On January 26, 2007, the Company became obligated to pay $4.27 million pursuant to an advance under the line of credit described in Item 1.01 above. The terms of such obligation are described in Item 1.01, which is incorporated in this Item 2.03 by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

/s/ C. Stanley Bailey C. Stanley Bailey Chairman and Chief Executive Officer

Date: January 26, 2007